-----------------------------------
                        Exhibit 11.1 - Earnings Per Share
                       -----------------------------------


                                    Six Months             Three Months
                                   Ended March 31,        Ended March 31,
                              ----------------------  ----------------------
                                  1998       1997        1998        1997
                              ----------  ----------  ----------  ----------

Net income                     $  3,971    $  5,166    $  1,934    $  2,488

Weighted average
  shares outstanding:

     Basic                    11,510,830  11,504,500  11,511,488  11,504,500

     Diluted                  11,599,326  11,578,531  11,605,529  11,587,364
                              ==========  ==========  ==========  ==========

Earnings per share:

     Basic                     $   0.34    $   0.45    $   0.17     $  0.22

     Diluted                   $   0.34    $   0.45    $   0.17     $  0.21
                              ==========  ==========  ==========  ==========



    (1) Includes common-stock outstanding and common-stock equivalent-stock options.